Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-114752 and No. 333-124893), pertaining to the 2000-1 Employee Stock Option Scheme and the 2003 Stock Incentive Plan of Linktone Ltd. of our report dated April 27, 2012, with respect to the consolidated financial statements of Linktone Ltd., included in this Annual Report (Form 20-F) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Singapore

April 27, 2012